UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2005

CHINA SPORTS & ENTERTAINMENT, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51106	13-4067567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, including area code: 239-598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2005, Mr. Lui Chun Shuen (Albert Lui) was appointed to the Company’s board of directors.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new director has not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Mr. Lui Chun Shuen, 47, has over 20 years of experience with trading in mainland China. He has 8 years of experience in the digital broadcasting industry.  Since 1998, Mr. Lui has been an agent for Fashion TV, France, in the Asia Region.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA SPORTS & ENTERTAINMMENT, LTD. (Registrant)

Date: August 15, 2005	/s/ Joseph Pioppi, President

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